SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2008

Tri-Valley Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600

Bakersfield, California 93309

(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Director

After 23 years of dedicated service to the shareholders and investors of Tri-Valley Corporation as a member of the Board of Directors of the Corporation, Milton J. Carlson, 78, has elected to retire effective February 2, 2008. In his letter of resignation, Mr. Carlson noted that during his tenure he has had no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

He further notes that he expects great progress for the Company as its planning and operations now come to fruition.

The Company plans to fill the vacancy at a later date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2008	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, President, Chief Executive Officer and Chairman of the Board